Exhibit 10.5

VOLKSWAGEN AUTO LEASE TRUST 2023-A

AMENDED AND RESTATED TRUST AGREEMENT

between

VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC,
as the Transferor,

and

Deutsche Bank Trust Company Delaware,
as the Owner Trustee

Dated as of September 19, 2023

-i-

(continued)

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(continued)

EXHIBIT A – Form of Certificate

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AMENDED AND RESTATED TRUST AGREEMENT

This AMENDED AND RESTATED TRUST AGREEMENT is made as of September 19, 2023 (as from time to time amended, supplemented or otherwise modified and in effect, this “Agreement”) between VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC, a Delaware limited liability company, as the depositor (the “Transferor”), and DEUTSCHE BANK TRUST COMPANY DELAWARE, a Delaware banking corporation, as the owner trustee (the “Owner Trustee”).

RECITALS

WHEREAS, the Transferor and the Owner Trustee entered into that certain Trust Agreement dated as of August 8, 2023 (the “Original Trust Agreement”) and filed a certificate of trust, dated August 8, 2023 (the “Certificate of Trust”), with the Secretary of State of the State of Delaware, pursuant to which the Issuer (as defined below) was created;

WHEREAS, in connection with the issuance of the Notes, the parties have agreed to amend and restate the Original Trust Agreement; and

NOW THEREFORE, IN CONSIDERATION of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Capitalized Terms. Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A to the Indenture, dated as of the date hereof (as the same may be amended, modified or supplemented from time to time, the “Indenture”), between the Issuer (as defined below) and Citibank, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”).

SECTION 1.2 Other Interpretive Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the State of Delaware and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; and (g) references to any Person include that Person’s successors and assigns.

Trust Agreement (VALT 2023-A)

ARTICLE II

ORGANIZATION

SECTION 2.1 Name. The trust created under the Original Trust Agreement and by the filing of the Certificate of Trust pursuant to the Statutory Trust Act and continued hereby shall be known as “Volkswagen Auto Lease Trust 2023-A” (the “Issuer”), in which name the Owner Trustee may conduct the business of such trust, make and execute contracts and other instruments on behalf of such trust and sue and be sued.

SECTION 2.2 Office. The office of the Issuer shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholder, the Transferor and the Administrator.

SECTION 2.3 Purposes and Powers. The purpose of the Issuer is, and the Issuer shall have the power and authority, to engage in the following activities:

(a)  to issue the Notes pursuant to the Indenture and the Certificate pursuant to this Agreement, and to sell, transfer and exchange the Notes and the Certificate and to pay interest on and principal of the Notes and distributions on the Certificate;

(b)  to acquire the property and assets set forth in the SUBI Transfer Agreement from the Transferor pursuant to the terms thereof, to make deposits to and withdrawals from the Collection Account, the Principal Distribution Account and the Reserve Account and to pay the organizational, start-up and transactional expenses of the Issuer;

(c)  to assign, Grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholder any portion of the Trust Estate released from the lien of, and remitted to the Issuer pursuant to, the Indenture;

(d)  to enter into and perform its obligations under the Transaction Documents to which it is a party;

(e)  to engage in other activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(f)  subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Certificateholder and the Noteholders.

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The Owner Trustee is hereby authorized to engage in the foregoing activities on behalf of the Issuer. Neither the Issuer nor the Owner Trustee on behalf of the Issuer shall engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Transaction Documents.

SECTION 2.4 Appointment of the Owner Trustee. The Transferor hereby appoints the Owner Trustee as trustee of the Issuer effective as of the date hereof, to have all the rights, powers and duties set forth herein.

SECTION 2.5 Initial Capital Contribution of Trust Estate. As of the date of the Original Trust Agreement, the Transferor sold, assigned, transferred, conveyed and set over to the Owner Trustee the sum of $1. The parties hereto acknowledge and agree that the trust account established by the Owner Trustee under the Original Trust Agreement has been closed and terminated and that any and all amounts therein have been returned to the Transferor for the Transferor to deposit in the Collection Account.

SECTION 2.6 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholder, subject to the obligations of the Issuer under the Transaction Documents. It is the intention of the parties hereto that the Issuer constitute a statutory trust under the Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for U.S. federal income and state and local income, franchise and value added tax purposes, so long as there is a single beneficial owner of the Certificate, the Issuer will be disregarded as an entity separate from such beneficial owner and the Notes will be characterized as debt. The parties agree that, unless otherwise required by appropriate tax authorities, the Issuer will not file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Issuer as an entity separate from its beneficial owner. In the event that the Issuer is deemed to have more than one beneficial owner for U.S. federal income tax purposes, the Issuer will file returns, reports and other forms consistent with the characterization of the Issuer as a partnership, and this Agreement shall be amended to include such provisions as may be required under Subchapter K of the Code. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Act with respect to accomplishing the purposes of the Issuer. The Owner Trustee filed the Certificate of Trust with the Secretary of State of the State of Delaware as required by Section 3810(a) of the Statutory Trust Act. Notwithstanding anything herein or in the Statutory Trust Act to the contrary, it is the intention of the parties hereto that the Issuer constitute a “business trust” within the meaning of Section 101(9)(A)(v) of the Bankruptcy Code.

SECTION 2.7 Organizational Expenses; Liabilities of the Holders.

(a)  The Administrator shall pay organizational expenses of the Issuer as they may arise.

(b)  No Certificateholder (including the Transferor) shall have any personal liability for any liability or obligation of the Issuer.

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SECTION 2.8 Title to the Trust Estate. Legal title to all the Trust Estate shall be vested at all times in the Issuer as a separate legal entity.

SECTION 2.9 Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Owner Trustee that, as of the date hereof:

(a)  Organization and Power. The Transferor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, all power and authority required to carry on its business as it is now conducted. The Transferor has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the business, properties, financial condition or results of operations of the Transferor, taken as a whole.

(b)  Authorization and No Contravention. The execution, delivery and performance by the Transferor of each Transaction Document to which it is a party (i) have been duly authorized by all necessary limited liability company action, (ii) do not violate or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational instruments or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations of such laws, rules, regulations, indenture or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Transferor’s ability to perform its obligations under, the Transaction Documents to which it is a party), and (iii) will not result in any Adverse Claim on any Transaction Unit or Collection or give cause for the acceleration of any indebtedness of the Transferor.

(c)  No Consent Required. No approval, authorization or other action by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Transferor of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings which have previously been made, and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the ability of the Seller to perform its obligations under the Transaction Documents to which it is a party.

(d)  Binding Effect. Each Transaction Document to which the Transferor is a party constitutes the legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of limited liability companies from time to time in effect or by general principles of equity or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(e)  No Proceedings. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Transferor, threatened against the Transferor which, either in any one instance or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Transferor, or in any material impairment of the right or ability of the Transferor to carry on its business substantially as now conducted, or in any material liability on the part of the Transferor, or which would render invalid this Agreement or the Transaction Units or the obligations of the Transferor contemplated herein, or which would materially impair the ability of the Transferor to perform under the terms of this Agreement or any other Transaction Document.

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SECTION 2.10 Situs of Issuer. The Issuer shall be located in the State of Delaware (it being understood that the Issuer may have bank accounts located and maintained outside of Delaware).

ARTICLE III

CERTIFICATE AND TRANSFER OF CERTIFICATE

SECTION 3.1 Initial Ownership. Upon the formation of the Issuer and until the issuance of the Certificate, the Transferor shall be the sole beneficiary of the Issuer; and upon the issuance of the Certificate, the Transferor will no longer be a beneficiary of the Issuer, except to the extent that the Transferor is the Certificateholder.

SECTION 3.2 Authentication of Certificate. Concurrently with the sale of the Transaction SUBI and the Transaction SUBI Certificate to the Issuer pursuant to the SUBI Transfer Agreement, the Owner Trustee shall cause the Certificate to be executed on behalf of the Issuer, authenticated and delivered to or upon the written order of the Transferor, signed by its chairman of the board, its president, its chief financial officer, its chief accounting officer, any vice president, its secretary, any assistant secretary, its treasurer or any assistant treasurer, without further corporate action by the Transferor. The Certificate shall represent 100% of the beneficial interest in the Issuer and shall be fully-paid and nonassessable.

SECTION 3.3 Form of the Certificate. The Certificate, upon issuance, will be issued in the form of a typewritten Certificate, substantially in the form of Exhibit A hereto, representing a definitive Certificate and shall be registered in the name of “Volkswagen Auto Lease/Loan Underwritten Funding, LLC” as the initial registered owner thereof. The Owner Trustee shall execute and authenticate, or cause to be authenticated, the definitive Certificate in accordance with the instructions of the Transferor.

SECTION 3.4 Registration of Certificates. The Owner Trustee shall maintain at its office referred to in Section 2.2, or at the office of any agent appointed by it, a register for the registration and transfer of the Certificate.

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SECTION 3.5 Transfer of Certificate.

(a)  The Certificateholder may assign, convey or otherwise transfer all or any of its right, title and interest in the Certificate; provided, that (i) the Owner Trustee and the Issuer receive an Opinion of Counsel (at no cost or expense to the Owner Trustee) stating that, in the opinion of such counsel, such transfer will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes, (ii) the Certificate (or any interest therein) may not be acquired or held (in the initial acquisition or through a transfer) by or for the account of or with the assets of a Benefit Plan or any other plan or retirement arrangement that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code and (iii) the Certificate (or any interest therein) may not be acquired by or for the account of (x) any person which is not a United States person under Section 7701(a)(30) of the Code or (y) any person considered a partnership or trust for U.S. federal income tax purposes unless all of its partners (or beneficiaries in the case of a trust) for such purposes are United States persons under Section 7701(a)(30) of the Code; provided, that the condition set forth in clause (i) above will not apply to a transfer of 100% of the Certificate or Certificates to an Affiliate of the Transferor or its designated nominee if such Affiliate certifies in writing to the Owner Trustee that it is a C corporation for U.S. federal income tax purposes (within the meaning of Section 1361(a)(2) of the Code). By accepting and holding the Certificate (or any interest therein), the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan or any other plan or retirement arrangement that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code and is not acquiring and will not hold the Certificate (or any interest therein) with the assets of a Benefit Plan or any other plan or retirement arrangement that is subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code. By accepting and holding the Certificate (or any interest therein) the Holder shall be deemed to have represented and warranted that clause (iii) of the first sentence hereof above is satisfied. Subject to the transfer restrictions contained herein and in the Certificate, the Certificateholder may transfer all or any portion of the beneficial interest in the Issuer evidenced by such Certificate upon surrender thereof to the Owner Trustee accompanied by the documents required by this Section. Such transfer may be made by the registered Certificateholder in person or by his attorney duly authorized in writing upon surrender of the Certificate to the Owner Trustee accompanied by (i) a written instrument of transfer and with such signature guarantees and evidence of authority of the Persons signing the instrument of transfer as the Owner Trustee may reasonably require, (ii) IRS Form W-9 (or applicable successor form) and (iii) such other documentation as may be required by the Owner Trustee to comply with applicable law. Promptly upon the receipt of such documents and receipt by the Owner Trustee of the transferor’s Certificate, the Owner Trustee shall record the name of such transferee as a Certificateholder and its percentage of beneficial interest in the Issuer in the Certificate register and issue, execute and deliver to such Certificateholder a Certificate evidencing such beneficial interest in the Issuer. In the event a transferor transfers only a portion of its beneficial interest in the Issuer, the Owner Trustee shall register and issue to such transferor a new Certificate evidencing such transferor’s new percentage of beneficial interest in the Issuer. Subsequent to a transfer and upon the issuance of the new Certificate or Certificates, the Owner Trustee shall cancel and destroy the Certificate surrendered to it in connection with such transfer. The Owner Trustee may treat the Person in whose name any Certificate is registered as the sole owner of the beneficial interest in the Issuer evidenced by such Certificate.

(b)  As a condition precedent to any registration of transfer under this Section 3.5, the Owner Trustee may require the payment of a sum sufficient to cover the payment of any tax or taxes or other governmental charges required to be paid in connection with such transfer.

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(c)  The Owner Trustee shall not be obligated to register any transfer of a Certificate unless each of the transferor and the transferee have certified to the Owner Trustee that such transfer does not violate any of the transfer restrictions stated herein. The Owner Trustee shall not be liable to any Person for registering any transfer based on such certifications.

(d)  No transfer (or purported transfer) of all or any part of a Certificateholder’s interest (or any economic interest therein), whether to another Certificateholder or to a Person who is not a Certificateholder, shall be effective, and any such transfer (or purported transfer) shall be void ab initio, and no Person shall otherwise become a Certificateholder if, after such transfer (or purported transfer), the Issuer would have more than 95 Certificateholders. For purposes of determining whether the Issuer will have more than 95 Certificateholders, each Person indirectly owning an interest through a partnership (including any entity treated as a partnership for U.S. federal income tax purposes), a grantor trust or an S corporation (or a disregarded entity the single owner of which is any of the foregoing) (each such entity, a “flow-through entity”) shall be treated as a Certificateholder unless the Transferor determines in its sole and absolute discretion, after consulting with qualified tax counsel, that less than substantially all of the value of the beneficial owner’s interest in the flow-through entity is attributable to the flow-through entity’s interest (direct or indirect) in the Issuer.

(e)  No transfer shall be permitted if the same is effected through an established securities market or secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or would make the Issuer ineligible for “safe harbor” treatment under Section 7704 of the Code.

(f)  No interest in any Certificate shall be transferred, assigned, sold or conveyed if, as the result of such transfer, assignment, sale or conveyance, the Origination Trust would become a publicly traded partnership for purposes of the Code (as determined by the Administrator).

(g)  No transfer of a Certificate (or interest therein) shall be permitted (nor shall a Certificate be so held) if (as determined by the Administrator) (i) it causes the Issuer to be a Section 385 Controlled Partnership (i.e., 80 percent or more of the Issuer’s ownership interests are controlled, directly or indirectly, by a Section 385 Expanded Group) that has an expanded group partner (within the meaning of Treasury Regulation Section 1.385-3(g)(12)) which is a Domestic Corporation and (ii) either (x) a member of such Section 385 Expanded Group owns any Notes or (y) a Section 385 Controlled Partnership of such Section 385 Expanded Group owns any Notes (in the case of clause (x), unless such member, or in the case of clause (y), unless each member of the Section 385 Expanded Group that is a partner in the Section 385 Controlled Partnership, is a member of the consolidated group (as described in Treasury Regulation Section 1.1502-1(h)) which includes such Domestic Corporation). No transfer of a Certificate (or interest therein) shall be permitted (nor shall a Certificate be so held) if (as determined by the Administrator) (i) it results in the Issuer becoming disregarded as an entity separate for U.S. federal income tax purposes from a Domestic Corporation and (ii) either (x) a member of a Section 385 Expanded Group that includes such Domestic Corporation owns any Notes or (y) a Section 385 Controlled Partnership of such Section 385 Expanded Group owns any Notes (in the case of clause (x), unless such member, or in the case of clause (y), unless each member of the Section 385 Expanded Group that is a partner in the Section 385 Controlled Partnership, is a member of the consolidated group (as described in Treasury Regulation Section 1.1502-1(h)) which includes such Domestic Corporation). For purposes of determining the Issuer’s ownership interests in this paragraph, any Notes beneficially owned by either the Issuer or an entity that is considered the same Person as the Issuer for U.S. federal income tax purposes (and have not received an Opinion of Counsel as described in clause (x) of the last paragraph of Section 2.4 of the Indenture) shall be taken into account either as debt interests or ownership interests based on whichever treatment, if any, would result in the Issuer being treated as a Section 385 Controlled Partnership or a disregarded entity for purposes of applying the paragraph’s restriction (it being understood that if such Notes are taken into account as ownership interests for this purpose then such Notes are not also considered Notes for the Note ownership restriction of this paragraph).

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(h)  In the event of any transfer of a Certificate, the transferor shall deliver to any transferee an IRS Form W-9 (or applicable successor form) certifying that it is a “United States person” within the meaning of Section 7701(a)(30) of the Code if so required under Section 1446(f) of the Code or related regulations or IRS guidance (together with any other appropriate certifications or documentation required).

(i)  With respect to paragraphs (d), (e), (f) and (g) of this Section 3.5, the Owner Trustee is entitled to receive and may conclusively rely on certifications from the Transferor or a Certificateholder stating that the restrictions set forth in paragraphs (d), (e), (f) or (g) would not be applicable in connection with any transfer.

SECTION 3.6 Lost, Stolen, Mutilated or Destroyed Certificates. If (i) any mutilated Certificate is surrendered to the Owner Trustee, or (ii) the Owner Trustee receives evidence to its satisfaction that any Certificate has been destroyed, lost or stolen, and upon proof of ownership satisfactory to the Owner Trustee together with such security or indemnity as may be requested by the Owner Trustee to save it harmless, the Owner Trustee shall execute and deliver a new Certificate for the same percentage of beneficial interest in the Issuer as the Certificate so mutilated, destroyed, lost or stolen, of like tenor and bearing a different issue number, with such notations, if any, as the Owner Trustee shall determine. Upon the issuance of any new Certificate under this Section 3.6, the Issuer or Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of the Certificate and any other reasonable expenses (including the reasonable fees and expenses of the Issuer and the Owner Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.6 shall constitute complete and indefeasible evidence of ownership in the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

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ARTICLE IV

ACTIONS BY OWNER TRUSTEE

SECTION 4.1 Prior Notice to Certificateholder with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless (i) at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholder in writing of the proposed action (provided, that the Certificateholder may waive or shorten the notice period required under this clause (i) in its sole discretion) and (ii) the Certificateholder shall not have notified the Owner Trustee in writing within 30 days after such notice is given that the Certificateholder has withheld consent or provided alternative direction:

(a)  the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(b)  the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholder;

(c)  the amendment, change or modification of the SUBI Transfer Agreement or the Administration Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholder; or

(d)  the appointment pursuant to the Indenture of a successor Indenture Trustee or the consent to the assignment by the Note Registrar or the Indenture Trustee of its obligations under the Indenture or this Agreement, as applicable.

SECTION 4.2 Action by Certificateholder with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Certificateholder, to (a) except as expressly provided in the Transaction Documents, sell the Collateral after the termination of the Indenture in accordance with its terms, (b) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof or (c) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholder.

SECTION 4.3 Action by Certificateholder with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary Proceeding in bankruptcy relating to the Issuer until one year and one day after the Outstanding Amount of all the Notes has been reduced to zero and without the prior written approval of the Certificateholder and the delivery to the Owner Trustee by the Certificateholder of a certificate certifying that the Certificateholder reasonably believes that the Issuer is insolvent.

SECTION 4.4 Restrictions on Certificateholder’s Power. The Certificateholder shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Issuer or the Owner Trustee under this Agreement or any of the Transaction Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

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SECTION 4.5 Majority Control. To the extent that there is more than one Certificateholder, any action which may be taken or consent or instructions which may be given by the Certificateholders under this Agreement may be taken by Certificateholders holding in the aggregate a percentage of the beneficial interest in the Issuer equal to more than 50% of the beneficial interest in the Issuer at the time of such action.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

SECTION 5.1 Application of Trust Funds. Distributions on the Certificate shall be made in accordance with the provisions of the Indenture. Subject to the lien of the Indenture, the Owner Trustee shall promptly distribute to the Certificateholder all other amounts (if any) received by the Issuer or the Owner Trustee in respect of the Trust Estate. After the Indenture has been discharged with respect to the Collateral, the Owner Trustee shall distribute all amounts received (if any) by the Issuer and the Owner Trustee in respect of the Trust Estate at the direction of the Certificateholder.

SECTION 5.2 Method of Payment. Subject to the Indenture, distributions required to be made to the Certificateholder on any Payment Date and all amounts received by the Issuer or the Owner Trustee on any other date that are payable to the Certificateholder pursuant to this Agreement or any other Transaction Document shall be made to the Certificateholder by wire transfer, in immediately available funds, to the account of the Certificateholder designated by the Certificateholder to the Owner Trustee and Indenture Trustee in writing.

SECTION 5.3 Sarbanes-Oxley Act. Notwithstanding anything to the contrary herein or in any Transaction Document, the Owner Trustee shall not be required to execute, deliver or certify in accordance with the provisions of the Sarbanes-Oxley Act on behalf of the Issuer or any other Person, any periodic reports filed pursuant to the Exchange Act, or any other documents pursuant to the Sarbanes-Oxley Act.

SECTION 5.4 Signature on Returns; Partnership Representative.

(a)  Subject to Section 2.6, the Certificateholder shall sign on behalf of the Issuer the tax returns of the Issuer, unless applicable law requires the Owner Trustee to sign such documents, in which case such documents shall be signed by the Owner Trustee at the written direction of the Certificateholder.

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(b)  If at any time the Issuer is not treated as an entity disregarded as separate from the Certificateholder for U.S. federal income tax purposes, the Transferor (or a U.S. Affiliate of the Transferor if the Transferor is ineligible) is hereby designated as the partnership representative under Section 6223(a) of the Code (and any corresponding provision of state law) to the extent allowed under the law (and as the tax matters partner for any applicable state law purposes), and the Issuer shall take any action necessary to effect such designation (including working with the Transferor to designate any designated individual required under the law). The Issuer shall (or the Transferor shall cause the Issuer to, or the Transferor shall instruct the Administrator on behalf of the Issuer to), to the extent eligible, make the election under Section 6221(b) of the Code (and any corresponding provision of state law) with respect to determinations of adjustments at the partnership level and take any other action such as disclosures and notifications necessary to effectuate such election. If the election described in the preceding sentence is not available, to the extent applicable, the Issuer shall (or the Transferor shall cause the Issuer to, or the Transferor shall instruct the Administrator on behalf of the Issuer to) make the election under Section 6226(a) of the Code (and any corresponding provision of state law) with respect to the alternative to payment of imputed underpayment by partnership and take any other action such as filings, disclosures and notifications necessary to effectuate such election. Notwithstanding the foregoing, each of the Issuer, Transferor and Administrator is authorized, in its sole discretion, to make any available election related to Sections 6221 through 6241 of the Code (and any corresponding provision of state law) and take any action it deems necessary or appropriate to comply with the requirements of the Code and conduct the Issuer’s affairs under Sections 6221 through 6241 of the Code (and any corresponding provision of state law). Each Certificateholder and, if different, each beneficial owner of a Certificate shall promptly provide the Issuer, Transferor and Administrator any requested information, documentation or material to enable the Issuer to make any of the elections described in this clause (b) and otherwise comply with Sections 6221 through 6241 of the Code (and any corresponding provision of state law). Each Certificateholder and, if different, each beneficial owner of a Certificate shall hold the Issuer and its affiliates harmless for any expenses or losses (i) resulting from a beneficial owner of a Certificate not properly taking into account or paying its allocated adjustment or liability under Section 6226 of the Code (or any corresponding provision of state law) and (ii) suffered that are attributable to the management or defense of an audit under the Sections 6221 through 6241 of the Code (or any corresponding provision of state law) or otherwise due to actions the Issuer and its affiliates take with respect to and to comply with the rules under Sections 6221 through 6241 of the Code (or any corresponding provision of state law). The Owner Trustee shall have no responsibility for making any determinations under this Section 5.4(b).

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

SECTION 6.1 General Authority. The Owner Trustee is authorized and directed to execute and deliver the Transaction Documents to which the Issuer is named as a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Issuer is named as a party and any amendment thereto, in each case, in such form as the Transferor shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof, to direct the Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $220,000,000, Class A-2-A Notes in the aggregate principal amount of $470,000,000, Class A-2-B Notes in the aggregate principal amount of $162,000,000, Class A-3 Notes in the aggregate principal amount of $559,000,000, and Class A-4 Notes in the aggregate principal amount of $89,000,000. In addition to the foregoing, the Owner Trustee is authorized to take all actions required of the Issuer pursuant to the Transaction Documents. The Owner Trustee is further authorized from time to time to take such action as the Transferor, the requisite number of Certificateholders or the Administrator directs in writing with respect to the Transaction Documents, except to the extent that this Agreement expressly requires the consent or direction of the Certificateholders for such action, and the Owner Trustee shall not be liable to any Person for any action or inaction taken pursuant to such direction provided by the Transferor, the Certificateholders or the Administrator.

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SECTION 6.2 General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Transaction Documents and to administer the Issuer in the interest of the Certificateholder, subject to the terms of the Transaction Documents, and in accordance with the provisions of this Agreement and the other Transaction Documents. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Transaction Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Issuer or the Owner Trustee hereunder or under any Transaction Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement or any Transaction Document and shall have no duty to monitor the performance of the Administrator or any other Person under the Administration Agreement or any other document. The Owner Trustee shall have no obligation to administer, service or collect the Transaction Units or the Transaction SUBI or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Transaction Units or the Transaction SUBI. The Owner Trustee shall not be required to perform any of the obligations of the Issuer under any Transaction Document that are required to be performed by VCI, the Servicer, the Transferor, the Administrator or the Indenture Trustee, other than as expressly provided for herein.

SECTION 6.3 Action upon Instruction.

(a)  Subject to Article IV, and in accordance with the Transaction Documents, the Certificateholder may, by written instruction, direct the Owner Trustee in the management of the Issuer. Such direction may be exercised at any time by written instruction of the Certificateholder pursuant to Article IV.

(b)  Subject to Section 7.1, the Owner Trustee shall not be required to take any action hereunder or under any Transaction Document if the Owner Trustee shall have reasonably determined or been advised by counsel that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Transaction Document or is otherwise contrary to law.

(c)  Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Transaction Document or is unsure as to the application of any provision of this Agreement or any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholder requesting instruction as to the course of action to be adopted or application of such provision, and to the extent the Owner Trustee acts or refrains from acting in good faith in accordance with any written instruction of the Certificateholder received, the Owner Trustee shall not be liable on account of such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Transaction Documents, as it shall deem to be in the best interests of the Certificateholder, and shall have no liability to any Person for such action or inaction.

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SECTION 6.4 No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Issuer or the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties (including fiduciary duties) or obligations shall be read into this Agreement or any Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any trust licensing or qualifications to do business, securities law filing, tax filing, financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any ownership or security interest or Adverse Claim granted to it hereunder or to prepare or file any Commission filing for the Issuer or to record this Agreement or any Transaction Document, or to monitor or enforce the satisfaction of any risk retention requirement. To the extent that, at law or in equity, the Owner Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Issuer or the Certificateholders, it is hereby understood and agreed by the other parties hereto that all such duties and liabilities are replaced by the duties and liabilities of the Owner Trustee expressly set forth in this Agreement and the Statutory Trust Act. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Adverse Claims on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Estate.

SECTION 6.5 No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Transaction Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3. The Owner Trustee shall not transfer, sell, pledge, assign or convey the Transaction SUBI Certificate except as specifically required or permitted under the Transaction Documents.

SECTION 6.6 Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Issuer set forth in Section 2.3 or (b) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would (i) affect the treatment of the Notes as indebtedness for U.S. federal income, state and local income, franchise and value added tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for U.S. federal income or state income or franchise and value added tax purposes or (iii) cause the Issuer or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income, state and local income or franchise and value added tax purposes. None of the Certificateholder, Transferor or Administrator shall direct the Owner Trustee to take action that would violate the provisions of this Section.

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ARTICLE VII

CONCERNING the OWNER TRUSTEE

SECTION 7.1 Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Transaction Documents and this Agreement. The Owner Trustee shall not be personally liable or accountable hereunder or under any Transaction Document under any circumstances, except (i) for its own willful misconduct, bad faith or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by Deutsche Bank Trust Company Delaware, in its individual capacity, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 6.4 or (iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(i)  the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee unless it is proved that such person was grossly negligent in ascertaining the particular facts;

(ii)  no provision of this Agreement or any other Transaction Document shall require the Owner Trustee to expend or risk its own funds or otherwise incur any financial liability in the exercise of any of its rights or powers hereunder or under any other Transaction Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iii)  the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Transferor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Transaction Documents, other than the certificate of authentication on the Certificate;

(iv)  under no circumstances shall the Owner Trustee be liable for any representations, warranties or covenants of the Issuer or the indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes or any amounts payable on the Certificates;

(v)  the Owner Trustee shall not be deemed to have knowledge or notice of any fact or event unless a Responsible Officer of the Trustee has actual knowledge or received written notice thereof or unless written notice of such fact or event is received by a Responsible Officer and such notice references such fact or event;

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(vi)  the recitals and statements contained herein (other than the representations and warranties contained in Section 7.3 hereof) and in the Certificate (other than the signature and countersignature of the Owner Trustee on the Certificate) shall be taken as the statements of the Transferor and the Owner Trustee assumes no responsibility for the correctness thereof;

(vii)  notwithstanding anything in this Agreement to the contrary, the Owner Trustee shall not be personally liable for (x) special, consequential or punitive damages, however styled, including, without limitation, lost profits, (y) the acts or omissions of any nominee, correspondent, clearing agency, securities depository through which it holds the Trust’s securities or assets or (z) any losses due to forces beyond the control of the Owner Trustee, including, without limitation, strikes, work stoppages, pandemics, epidemics, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; and

(viii)  all funds deposited with the Owner Trustee hereunder may be held in a non-interest bearing trust account and the Owner Trustee shall not be liable for any interest thereon. Money held in trust by the Owner Trustee need not be segregated from other funds except to the extent required by law or the terms of this Agreement.

SECTION 7.2 Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholder promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

SECTION 7.3 Representations and Warranties. Deutsche Bank Trust Company Delaware hereby represents and warrants to the Transferor for the benefit of the Certificateholder, that:

(i)  It is a banking corporation validly existing and in good standing under the laws of the State of Delaware and having an office within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(ii)  It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(iii)  This Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

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(iv)  Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws.

SECTION 7.4 Reliance; Advice of Counsel.

(a)  The Owner Trustee shall incur no personal liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee need not investigate any fact or matter stated in any such document, including verifying the correctness of any numbers or calculations. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other Authorized Officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)  In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, but the Owner Trustee shall not be personally liable for the conduct or misconduct of such agents, custodians, nominees (including Persons acting under a power of attorney) or attorneys selected with reasonable care and (ii) may consult with counsel, accountants and other skilled Persons knowledgeable in the relevant area to be selected with reasonable care and employed by it at the expense of the Issuer. The Owner Trustee shall not be personally liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons.

SECTION 7.5 Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, the Owner Trustee acts solely as the Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Transaction Document shall look only to the Trust Estate for payment or satisfaction thereof.

SECTION 7.6 The Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes. The Owner Trustee may deal with the Transferor, the Indenture Trustee, the Administrator and their respective Affiliates in banking transactions with the same rights as it would have if it were not the Owner Trustee, and the Transferor, the Indenture Trustee, the Administrator and their respective Affiliates may maintain normal commercial banking relationships with the Owner Trustee and its Affiliates.

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SECTION 7.7 Withholding. Each Certificateholder or holder of an interest in a Certificate, by acceptance of such Certificate or such interest therein, agrees to provide to the Owner Trustee its Tax Information promptly upon request. In addition, each Certificateholder or holder of an interest in a Certificate, by acceptance of such Certificate or such interest therein, agrees that the Owner Trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to a Certificateholder or holder of an interest in a Certificate that fails to comply with the requirements of the preceding sentence.

SECTION 7.8 Doing Business in Other Jurisdictions. Notwithstanding anything contained herein to the contrary, neither Deutsche Bank Trust Company Delaware (or any successor thereto) nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 10.5 hereof, (a) require Deutsche Bank Trust Company Delaware (or any successor thereto) to obtain the consent or approval or authorization or order of or the giving of notice to, or register with or take any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (b) result in any fee, tax or other governmental charge under the laws of the State of Delaware becoming payable by Deutsche Bank Trust Company Delaware (or any successor thereto); or (c) subject Deutsche Bank Trust Company Delaware (or any successor thereto) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Deutsche Bank Trust Company Delaware (or any successor thereto) or the Owner Trustee, as the case may be, contemplated hereby.

ARTICLE VIII

COMPENSATION AND INDEMNIFICATION OF THE OWNER TRUSTEE

SECTION 8.1 The Owner Trustee’s Fees and Expenses. The Transferor shall cause the Administrator to agree to pay to the Owner Trustee pursuant to the Administration Agreement from time to time compensation for all services rendered by the Owner Trustee under this Agreement pursuant to a fee letter between the Administrator and the Owner Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Administrator, pursuant to the Administration Agreement and the fee letter between the Administrator and the Owner Trustee, shall reimburse the Owner Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Owner Trustee in accordance with any provision of this Agreement (including the reasonable compensation, expenses and disbursements of such agents and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder), except any such expense that may be attributable to its willful misconduct, gross negligence or bad faith. To the extent not paid by the Administrator, such fees and reasonable expenses shall be paid in accordance with Sections 5.4 and 8.4 of the Indenture, as applicable.

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SECTION 8.2 Indemnification. The Transferor shall cause the Administrator to agree to indemnify Deutsche Bank Trust Company Delaware in its individual capacity and as trustee and its successors, assigns, directors, officers, employees and agents (the “Indemnified Parties”) from and against, any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses and including those incurred in connection with the enforcement of their indemnification rights hereunder) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against Deutsche Bank Trust Company Delaware in its individual capacity and as trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Transaction Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of Deutsche Bank Trust Company Delaware hereunder; provided, however, that neither the Transferor nor the Administrator shall be liable for or required to indemnify Deutsche Bank Trust Company Delaware from and against any of the foregoing expenses arising or resulting from (i) Deutsche Bank Trust Company Delaware’s own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by Deutsche Bank Trust Company Delaware in its individual capacity, (iii) liabilities arising from the failure of Deutsche Bank Trust Company Delaware to perform obligations expressly undertaken by it in the last sentence of Section 6.4 or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee.

SECTION 8.3 Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII and the Administration Agreement shall be deemed not to be a part of the Trust Estate immediately after such payment.

SECTION 8.4 Survival of Article VIII. The provisions of this Article VIII shall survive termination of this Agreement.

ARTICLE IX

TERMINATION OF TRUST AGREEMENT

SECTION 9.1 Termination of Trust Agreement. The Issuer shall wind-up and dissolve, and this Agreement shall terminate (other than provisions hereof which by their terms survive termination), upon the later of (a) the final distribution by the Issuer of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Origination Trust Documents and Article V and (b) the discharge of the Indenture in accordance with Article IV of the Indenture. The bankruptcy, liquidation, dissolution, death or incapacity of the Certificateholder shall not (x) operate to terminate this Agreement or the Issuer, nor (y) entitle the Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or Proceeding in any court for a partition or winding up of all or any part of the Issuer or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

SECTION 9.2 Dissolution of the Issuer. Upon dissolution of the Issuer, the Administrator shall wind up the business and affairs of the Issuer as required by Section 3808 of the Statutory Trust Act. Upon the satisfaction and discharge of the Indenture, and receipt of a certificate from the Indenture Trustee stating that all Noteholders have been paid in full and that the Indenture Trustee is aware of no claims remaining against the Issuer in respect of the Indenture and the Notes, the Administrator, in the absence of actual knowledge of any other claim against the Issuer, shall be deemed to have made reasonable provision to pay all claims and obligations (including conditional, contingent or unmatured obligations) for purposes of Section 3808(e) of the Statutory Trust Act and upon the written direction and expense of the Certificateholder, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act, at which time the Issuer shall terminate and this Agreement (other than provisions hereof which by their terms survive termination) shall be of no further force or effect.

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SECTION 9.3 Limitations on Termination. Except as provided in Section 9.1, neither the Transferor nor the Certificateholder shall be entitled to revoke or terminate the Issuer.

SECTION 9.4 Purchase of the Transaction SUBI Certificate. The Transferor shall have the right at its option (the “Optional Purchase”) to purchase the Transaction SUBI Certificate from the Issuer on any Payment Date upon 20 days’ prior notice to the Administrator or the Issuer if, either before or after giving effect to any payment of principal required to be made on such Payment Date, the Outstanding Note Balance is less than or equal to 10% of the Initial Note Balance. The purchase price for the Transaction SUBI Certificate shall equal the greater of (a) the Note Balance, together with accrued interest thereon at the applicable Interest Rate up to but not including the Redemption Date and (b) the aggregate Securitization Value of the Included Units as of the last day of the Collection Period immediately preceding the Redemption Date (the “Optional Purchase Price”), which amount shall be deposited by the Transferor into the Collection Account on the Redemption Date. If the Transferor exercises the Optional Purchase, the Notes shall be redeemed in whole but not in part on the related Payment Date for the Redemption Price.

ARTICLE X

SUCCESSOR OWNER TRUSTEE AND ADDITIONAL TRUSTEE

SECTION 10.1 Eligibility Requirements for the Owner Trustee. The Owner Trustee shall at all times be a bank (i) authorized to exercise corporate trust powers, (ii) that has, or has a direct or indirect parent that has, a combined capital and surplus of at least $50,000,000 and (iii) subject to supervision or examination by Federal or state authorities. If such bank shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Owner Trustee shall at all times be an institution satisfying the provisions of Section 3807(a) of the Statutory Trust Act. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

SECTION 10.2 Resignation or Removal of the Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Transferor, the Administrator, the Servicer, the Indenture Trustee and the Certificateholder. Upon receiving such notice of resignation, the Transferor and the Administrator, acting jointly, shall promptly appoint a successor Owner Trustee which satisfies the eligibility requirements set forth in Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under the Transaction Documents until such successor has in fact assumed such appointment.

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If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Transferor or the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor or the Administrator may remove the Owner Trustee. If the Transferor or the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Transferor and the Administrator, acting jointly, shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and shall pay all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Transferor shall provide (or shall cause to be provided) notice of such resignation or removal of such Owner Trustee to each of the Rating Agencies.

SECTION 10.3 Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Transferor, the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as the Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Transferor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Transferor shall mail (or shall cause to be mailed) notice of the successor of the Owner Trustee to the Certificateholder, Indenture Trustee, the Noteholders and each of the Rating Agencies. If the Transferor shall fail to mail (or cause to be mailed) such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Transferor. Any successor Owner Trustee appointed pursuant to this Section 10.3 shall promptly file an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware identifying the name and the principal place of business of such successor Owner Trustee in the State of Delaware.

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SECTION 10.4 Merger or Consolidation of the Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Owner Trustee hereunder; provided, that such Person shall be eligible pursuant to Section 10.1; and provided, further, that the Owner Trustee shall promptly file an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware, if required by applicable law, and mail notice of such merger or consolidation to the Transferor and the Administrator.

SECTION 10.5 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Transferor and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Issuer, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Transferor and the Owner Trustee may consider necessary or desirable. If the Transferor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Issuer or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

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(ii)  no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)  the Transferor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and copies thereof given to the Transferor and the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1 Supplements and Amendments.

(a)  Any term or provision of this Agreement may be amended by the Transferor and the Owner Trustee, with the consent of the Administrator, without the consent of the Indenture Trustee, any Noteholder, the Issuer or any other Person subject to satisfaction of one of the following conditions: (i) the Transferor or the Servicer delivers an Officer’s Certificate or an Opinion of Counsel to the Indenture Trustee and the Owner Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders or (ii) the Rating Agency Condition is satisfied with respect to such amendment. Without limiting the foregoing and subject to clause (b) below, any term or provision of this Agreement may be amended by the Transferor with the consent of Noteholders evidencing not less than a majority of the Outstanding Note Amount, voting as a single Class. Notwithstanding the foregoing, any amendment that materially and adversely affects the interests of the Administrator, the Certificateholders, the Indenture Trustee or the Owner Trustee shall require the prior written consent of the Persons whose interests are materially and adversely affected. The consent of the Administrator or the Certificateholders shall be deemed to have been given if the Servicer does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given.

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(b)  Notwithstanding anything herein to the contrary (including clause (c) below), no amendment shall (i) reduce the interest rate or principal amount of any Note, or delay the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note, or (ii) reduce the percentage of the Outstanding Note Amount, the Holders of which are required to consent to any matter without the consent of the Holders of at least the percentage of the Outstanding Note Amount which were required to consent to such matter before giving effect to such amendment.

(c)  It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

(d)  Prior to the execution of any amendment to this Agreement, the Transferor shall provide each Rating Agency with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this Agreement, the Transferor shall furnish a copy of such amendment to each Rating Agency, the Origination Trustees, the Owner Trustee and the Indenture Trustee.

(e)  Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 11.2 No Legal Title to Trust Estate in Certificateholder. The Certificateholder shall not have legal title to any part of the Trust Estate. The Certificateholder shall be entitled to receive distributions with respect to its undivided beneficial interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholder to and in its ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

SECTION 11.3 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Transferor, the Administrator, the Certificateholder and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

23	Trust Agreement (VALT 2023-A)

SECTION 11.4 Notices.

(a)  All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first class United States mail, postage prepaid, hand delivery, prepaid courier service, telecopier or electronic mail, and addressed in each case as set forth in Schedule II to the Indenture or at such other address as shall be designated in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

(b)  Any notice required or permitted to be given to a Certificateholder shall be in writing and shall be delivered or mailed by registered or certified first class United States mail, postage prepaid, hand delivery, prepaid courier service, telecopier or electronic mail, and addressed to the Certificateholder at the address of such Certificateholder as shown in the Certificate register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

SECTION 11.5 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.6 Separate Counterparts. This Agreement may be executed in any number of counterparts, including in counterparts executed via electronic signature, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.7 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Transferor, the Owner Trustee and its successors and the Certificateholder and its successors and assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Certificateholder shall bind the successors and assigns of the Certificateholder.

SECTION 11.8 No Petition. Each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by entering into this Agreement, the Transferor, the Certificateholder, by accepting the Certificate, and the Indenture Trustee and each Noteholder or Note Owner by accepting the benefits of this Agreement, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations under each Financing (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join or institute against, with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

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SECTION 11.9 Headings. The article and section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 11.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. TO THE FULLEST EXTENT PERMITTED BY LAW, THE LAWS OF THE STATE OF DELAWARE PERTAINING TO TRUSTS SHALL NOT BE APPLICABLE TO THE ISSUER, THIS AGREEMENT, THE OWNER TRUSTEE, THE CERTIFICATEHOLDERS OR ANY OTHER PERSON THAT IS BOUND OR MAY BECOME BOUND BY THIS AGREEMENT, AND ALL SUCH PARTIES AGREE THAT ALL RIGHTS, POWERS, DUTIES, RESPONSIBILITIES, AND OBLIGATIONS OF SUCH PARTIES IN CONNECTION WITH THIS AGREEMENT ARE LIMITED TO THE RIGHTS, POWERS, DUTIES, RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE STATUTORY TRUST ACT.

SECTION 11.11 Each SUBI Separate; Assignees of SUBI. The Owner Trustee (in its individual capacity and as the Owner Trustee), the Transferor, the Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder or Note Owner by accepting the benefits of this Agreement, hereby intends and agrees that (a) the Transaction SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Transaction SUBI or the Transaction SUBI Portfolio shall be enforceable against the Transaction SUBI Portfolio only, and not against any Other SUBI Assets or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other SUBI, any Other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such Other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against the Transaction SUBI or the Transaction SUBI Portfolio, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any Other SUBI shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Transaction SUBI in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Transaction SUBI or the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any Other SUBI or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any Other SUBI or any SUBI Assets other than the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the Transaction SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Transaction SUBI or the Transaction SUBI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate, to release all claims to the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio.

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SECTION 11.12 Waiver of Jury Trial. To the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 11.13 Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Transferor or any of their Affiliates at the expense of the Servicer, the Issuer, the Transferor or any of their Affiliates, as applicable, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

SECTION 11.14 Form 10-D and Form 10-K Filings. So long as the Transferor is filing Exchange Act Reports with respect to the Issuer, (i) no later than each Payment Date, the Owner Trustee shall notify the Transferor of any Form 10-D Disclosure Item with respect to the Owner Trustee, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Transferor and (ii) no later than March 15 of each calendar year, commencing March 15, 2024, the Owner Trustee shall notify the Transferor in writing of any affiliations or relationships between the Owner Trustee and any Item 1119 Party; provided, that no such notification need be made if the affiliations or relationships are unchanged from those provided in the notification in the prior calendar year.

SECTION 11.15 Form 8-K Filings. So long as the Transferor is filing Exchange Act Reports with respect to the Issuer, the Owner Trustee shall promptly notify the Transferor, but in no event later than five Business Days after its occurrence, of any Reportable Event of which a Responsible Officer of the Owner Trustee has actual knowledge (other than a Reportable Event described in clause (a) or (b) of the definition thereof as to which the Transferor or the Servicer has actual knowledge). The Owner Trustee shall be deemed to have actual knowledge of any such event to the extent that it relates to the Owner Trustee in its individual capacity or any action by the Owner Trustee under this Agreement.

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SECTION 11.16 Indemnification.

(a)  Deutsche Bank Trust Company Delaware shall indemnify the Transferor, each Affiliate of the Transferor or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)  (A) any untrue statement of a material fact contained in any information provided in writing by Deutsche Bank Trust Company Delaware to the Transferor or its affiliates under Sections 11.14 or 11.15 (such information, the “Provided Information”), or (B) the omission to state in the Provided Information a material fact required to be stated in the Provided Information, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the related information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Provided Information or any portion thereof is presented together with or separately from such other information; or

(ii)  any failure by Deutsche Bank Trust Company Delaware to deliver any information, report, or other material when and as required under Sections 11.14 or 11.15.

(b)  In the case of any failure of performance described in clause (a)(ii) of this Section, Deutsche Bank Trust Company Delaware shall promptly reimburse the Transferor for all costs reasonably incurred in order to obtain the information, report or other material not delivered as required by Deutsche Bank Trust Company Delaware.

(c)  Notwithstanding anything to the contrary contained herein, in no event shall Deutsche Bank Trust Company Delaware be liable for special, incidental, indirect, punitive or consequential damages of any kind whatsoever, including but not limited to lost profits, even if Deutsche Bank Trust Company Delaware has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 11.17 Information to Be Provided by the Owner Trustee.

(a)            The Owner Trustee shall provide the Seller and the Servicer (each, a “VW Party” and collectively, the “VW Parties”) with (i) notification, as soon as practicable and in any event within five Business Days, of all demands communicated (other than by a VW Party) to a Responsible Officer of the Owner Trustee for the repurchase or replacement of the beneficial interest in any Transaction Unit pursuant to Section 2.3(c) of the SUBI Sale Agreement and (ii) promptly upon written request (which may include electronic communications) by a VW Party, any other information reasonably requested by a VW Party in the Owner Trustee’s possession and that can be provided to the VW Parties without unreasonable effort or expense to facilitate compliance by the VW Parties with Rule 15Ga-1 under the Exchange Act, and Items 1104(e), 1117, 1119 and 1121(c) of Regulation AB. In no event shall the Owner Trustee have (x) any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB or with any VW Parties’ compliance with the Exchange Act or Regulation AB or (y) any duty or obligation to undertake any investigation or inquiry related to repurchase activity or otherwise to assume any additional duties or responsibilities in respect of the Transaction Documents or the transactions contemplated thereby. In no event shall the Owner Trustee be deemed to be a “securitizer” as defined in Section 15Ga of the Exchange Act, nor shall it have any responsibility for making any filing to be made by a securitizer under the Exchange Act or Regulation AB. A demand does not include general inquiries, including investor inquiries, regarding asset performance or possible breaches of representations or warranties.

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(b)            The Owner Trustee shall, as promptly as practicable following notice to or discovery by the Owner Trustee of any changes to any information regarding the Owner Trustee as is required for the purpose of compliance with Item 1117 of Regulation AB, provide to the Transferor, in writing, such updated information.

SECTION 11.18 Electronic Signatures and Transmission.

(a)            For purposes of this Agreement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by electronic transmission. The term “electronic signature” shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto agrees that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign Act, UETA or any applicable state law. Each of the parties hereto are authorized to accept written instructions, directions, reports, notices or other communications delivered by electronic transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and none of the parties hereto shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information delivered to such party, including, without limitation, the risk of such party acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b)            Any requirement in this Agreement that a document, including this Agreement, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by electronic transmission.

SECTION 11.19 Anti-Money Laundering Law. In order to comply with laws, rules, regulations, and executive orders in effect from time to time applicable to banking institutions, including without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of 2001 (“Applicable Law”), the Owner Trustee is required, to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Owner Trustee. Accordingly, the Issuer and the Transferor agree to provide to the Issuer, the Transferor and the Owner Trustee, upon each such party’s reasonable request, such identifying information and documentation as may be available in order to permit compliance with Applicable Law. The Transferor covenants and agrees to take any action necessary to ensure compliance by the Issuer with the Corporate Transparency Act 31 CFR 1010 et. seq. (the “CTA”), if any. The Transferor agrees that for the purposes of Applicable Law and the CTA, the Transferor is and shall be deemed to be the sole direct owner of the Issuer, acknowledges that the Owner Trustee acts solely as a directed trustee at the direction of the Transferor hereunder, and that one or more senior officers or other individuals affiliated with the Transferor, are and shall be deemed to be the parties with the power and authority to exercise substantial control over the Issuer.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY DELAWARE, as Owner Trustee

By:	/s/ John Zentar
Name: John Zentar
Title: Associate

By:	/s/ Chad Jones
Name: Chad Jones
Title: Vice President

S-1	Trust Agreement (VALT 2023-A)

VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC

By:	/s/ Garett Miles
Name:	Garett Miles
Title:	President and Head of Securitization

By:	/s/ Jens Schreiber
Name:	Jens Schreiber
Title:	Treasurer

S-2	Trust Agreement (VALT 2023-A)

EXHIBIT A

FORM OF CERTIFICATE

NUMBER R-[___]	100% BENEFICIAL INTEREST

VOLKSWAGEN AUTO LEASE TRUST 2023-A

CERTIFICATE

Evidencing the 100% beneficial interest in all of the assets of the Issuer (as defined below) which includes the Transaction SUBI (as defined below) sold to the Issuer by the Transferor.

(This Certificate does not represent an interest in or obligation of Volkswagen Auto Lease/Loan Underwritten Funding, LLC, VW Credit, Inc. or any of their respective Affiliates, except to the extent described below.)

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE ACQUIRED OR HELD (IN THE INITIAL ACQUISITION OR THROUGH A TRANSFER) BY OR FOR THE ACCOUNT OF OR WITH ANY ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) WHICH IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN” DESCRIBED BY SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, (C) ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING OR (D) ANY PLAN OR RETIREMENT ARRANGEMENT THAT IS SUBJECT TO A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

THIS CERTIFIES THAT [____________________________] is the registered owner of a 100% nonassessable, fully-paid, beneficial interest in certain distributions of VOLKSWAGEN AUTO LEASE TRUST 2023-A, a Delaware statutory trust (the “Issuer”) formed by Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a Delaware limited liability company, as depositor (the “Transferor”).

The Issuer was created pursuant to a Trust Agreement dated as of August 8, 2023, as amended and restated as of September 19, 2023 (as further amended, modified or supplemented from time to time, the “Trust Agreement”), between the Transferor and Deutsche Bank Trust Company Delaware, a Delaware banking corporation, as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Indenture, dated as of September 19, 2023 (as amended, modified or supplemented from time to time, the “Indenture”), between the Issuer and Citibank, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”).

A-1	Trust Agreement (VALT 2023-A)

This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The provisions and conditions of the Trust Agreement are hereby incorporated by reference as though set forth in their entirety herein.

The Holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Indenture and the Trust Agreement, as applicable.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

By accepting this Certificate, the Certificateholder hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations under each Financing (i) such Person shall not authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such Person shall not commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

By accepting and holding this Certificate (or any interest herein), the holder hereof (and if the holder is a plan, its fiduciary) shall be deemed to have represented and warranted that it is not, and is acquiring and will not hold this Certificate (or any interest herein) with the assets of, a Benefit Plan or any plan or retirement arrangement that is subject to Similar Law.

By accepting and holding this Certificate (or any interest therein) the Holder hereof shall be deemed to have represented and warranted that it is a United States person under Section 7701(a)(30) of the Code, and if it is a partnership for U.S. federal income tax purposes, all of its partners are United States persons under Section 7701(a)(30) of the Code.

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It is the intention of the parties to the Trust Agreement that, solely for U.S. federal income and state and local income, franchise and value added tax purposes, (i) so long as there is a single Certificateholder for U.S. federal income tax purposes, the Issuer will be disregarded as an entity separate from such Certificateholder, and if there is more than one Certificateholder for U.S. federal income tax purposes, the Issuer will be treated as a partnership, and (ii) the Notes will be characterized as debt. By accepting this Certificate, the Certificateholder agrees to take no action inconsistent with the foregoing intended tax treatment.

By accepting this Certificate, the Certificateholder acknowledges that this Certificate represents the entire beneficial interest in the Issuer only and does not represent interests in or obligations of the Transferor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated in this Certificate, the Trust Agreement or any other Transaction Document.

The Certificateholder hereby intends and agrees that (a) the Transaction SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Transaction SUBI or the Transaction SUBI Portfolio shall be enforceable against the Transaction SUBI Portfolio only, and not against any Other SUBI Assets or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other SUBI, any Other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such Other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against the Transaction SUBI or the Transaction SUBI Portfolio, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any Other SUBI shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Transaction SUBI in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Transaction SUBI or the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any Other SUBI or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any Other SUBI or any SUBI Assets other than the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the Transaction SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Transaction SUBI or the Transaction SUBI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate, to release all claims to the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio.

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IN WITNESS WHEREOF, the Owner Trustee has caused this Certificate to be duly executed.

Dated:

VOLKSWAGEN AUTO LEASE TRUST 2023-A

By:	Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as the Owner Trustee

By:
Name:
Title:

A-4	Trust Agreement (VALT 2023-A)

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Certificate referred to in the within-mentioned Trust Agreement.

Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

A-5	Trust Agreement (VALT 2023-A)